FOR IMMEDIATE RELEASE

March 30, 2005

For further information contact:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

             Synergy Financial Group, Inc. Announces Stock Purchases

Cranford, New Jersey, March 30, 2005 - John S. Fiore, President and Chief Executive Officer of Synergy Financial Group, Inc. (the "Company") (NASDAQ:
SYNF), announced today that the Company has completed its purchase of 281,436 shares of its common stock in open market transactions in association with the Company's 2004 Restricted Stock Plan.

The Company also announced today that it intends to begin the purchase of up to five percent of the outstanding shares of its common stock (approximately 622,600 shares) in open market transactions, as previously announced on January 26, 2005. Such purchases will be made from time to time in the open market, based on stock availability, price and the Company's financial performance. It is anticipated that purchases will be made during the next twelve months, although no assurance can be given as to when they will be made or to the total number of shares that will be purchased.

About Synergy Financial Group, Inc.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 18 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.



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Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may," are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.



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